Exhibit 99.1

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces First Quarter Financial Results

First Quarter 2019 Net Sales and Profitability In-Line with Company Expectations

WINSTON-SALEM, N.C., May 7, 2019 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the first quarter ended March 31, 2019.

Business Highlights:

●	Net sales of $70.0 million

●	Exchange net sales increased 6.0% to $19.4 million

●	Dispenser sell-thru units of 185,000

●	U.S. Exchange same-store sales unit growth accelerated to 13.6%

(All comparisons above are with respect to the first quarter ended March 31, 2018)

“We are pleased that our start to 2019 was in-line with our expectations driven by continued strength in our exchange and dispenser businesses in the first quarter,” commented Matt Sheehan, Primo Water’s President and Chief Executive Officer.  “We remain a market leader in dispenser sales at retail and are enhancing our focus on both growing our sell-thru of dispensers and increasing the connectivity to our water as demonstrated by our unit sell-thru of 185,000 dispensers driven by robust consumer demand. Our team’s operational and marketing focus, combined with the increasing water industry tailwinds, gives us excitement about our future opportunities and position us well for long-term growth.”

First Quarter Results

Net sales were $70.0 million compared to $73.7 million for the prior year quarter, and in line with our expectations. Dispenser segment net sales were $12.4 million compared to $13.9 million for the prior year quarter, driven by consumer demand, or sell-thru of 185,000 units. Exchange net sales increased to $19.4 million from $18.3 million for the prior year quarter, driven by continued strength in U.S. same-store unit sales, which increased to 13.6%. Refill net sales were $38.3 million compared to $41.5 million for the prior year quarter, primarily due to fewer locations and lower sales volumes.

Gross margin percentage was 26.4%, compared to 27.5% for the prior year quarter, due primarily to the increase in promotional activities and lower sales in Refill. Selling, general and administrative expenses were $10.3 million, compared to $9.2 million for the prior year quarter, primarily due to an increase in marketing and promotional spending, as well as an increase in non-cash stock compensation expense.

Interest expense decreased to $2.6 million from $5.3 million for the prior year quarter. The decrease was primarily due to the impact of the refinancing of our outstanding indebtedness in June 2018, which resulted in reduced indebtedness and lower interest rates under the current credit facility compared to the prior credit arrangements.

U.S. GAAP net loss was ($1.3 million), or ($0.03) per diluted share, compared to net income of $1.2 million, or $0.04 per diluted share in the prior year quarter. Adjusted net income, a non-U.S. GAAP measure, was $0.5 million, or $0.01 per diluted share, compared to adjusted net income of $1.0 million, or $0.03 per diluted share, for the prior year quarter.

Adjusted EBITDA, a non-U.S. GAAP measure, was $9.8 million compared to $12.4 million for the prior year quarter.

Outlook

For the full year 2019, we now expect net sales to be in the range of $317.0 million to $325.0 million, and adjusted EBITDA to be in the range of $59.0 million to $62.0 million.

For the second quarter of 2019, we expect net sales of $76.5 million to $79.5 million and adjusted EBITDA of $12.9 million to $13.9 million.

We do not provide guidance for the most directly comparable GAAP measure to adjusted EBITDA, net income, and similarly cannot provide a reconciliation between our forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates, which include interest expense and special items. These items, among others, are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

Primo will host a conference call with Matt Sheehan, President and Chief Executive Officer and David Mills, Chief Financial Officer, to discuss its financial results at 4:30 p.m. ET today, May 7, 2019. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through May 21, 2019. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with a purpose of inspiring healthier lives through better water. Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill drinking water. Primo’s Dispensers, Exchange and Refill products are available in 45,000 retail locations and online throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance; and our belief that our team’s operational and marketing focus, combined with the increasing water industry tailwinds, give us excitement about our future opportunities and position us well for long-term growth. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers; the consolidation of retail customers and disruption of the retail business model; lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services; difficulties realizing expected growth in Refill sales volume and net sales from recently discovered insights related to downtime of certain Refill machines, and the potential that an increase in Refill prices will be offset by lower Refill sales volume; the highly competitive environment in which we operate and the entry of a competitor with greater resources into the marketplace; risks that we may continue to incur operating losses in the future; competition and other business conditions in the water and water dispenser industries in general; adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers in its Exchange business; the potential that our distributors do not perform to our retailers’ expectations, that we may have difficulty managing our distributor operations or that we or our distributors are not able to manage our growth effectively; our inability to obtain capital when desired on favorable terms, if at all, and the potential dilution such capital acquisition may have on our existing stockholders; the loss of key Company personnel; risks related to fluctuations in currency exchange rates and international political uncertainties, particularly with China; risks associated with the Company’s potential expansion into international markets, and our recent entrance into a partnership with a third party in Mexico related to Mexico refill operations, that could be harmful to our business and operations; recently imposed tariffs that cover certain of our products, the potential for increases in existing tariffs or new tariffs, which may materially adversely affect our business, and other potential changes in international trade relations implemented by the U.S. presidential administration; risks related to contamination of the water we sell; the risks posed to our Refill business by electrical outages, localized municipal tap water system shut-downs, “boil water” directives or increases in the cost of electricity or municipal tap water; the misuse of components of our Dispensers by end users; interruption or disruption of our supply chain, distribution channels, bottling and distribution network or third-party service providers; the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues; dependence on key management information systems; risks related to cyber breaches, cybersecurity lapses or a failure or corruption of one or more of our key information technology systems, networks, processes, associated sites or service providers, and our ability to maintain confidential or credit card information of third parties or other private data relating to the Company, its employees or any third party; changes related to the phase-out of LIBOR; risks related to inventory loss and theft of inventory and cash; the impact of impairment of intangibles on our results of operations; risks related to the brand unification in our Refill segment; our ability to effectively implement certain strategic marketing and brand activation strategies, the incurrence of potentially significant and unanticipated costs, resources and time associated with the development and implementation of new marketing and brand activation strategies, and the risk that such strategies are ultimately ineffective; our ability to build and maintain our brand image and corporate reputation; the Company's inability to efficiently expand operations and capacity to meet growth; the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all; general economic conditions; the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business; risks related to acquisitions and investments in new product lines, business or technologies; risks related to activist stockholders, including the incurrence of substantial costs, diversion of management’s attention and resources and the related impacts on our business; changes in the regulatory framework governing the Company's business; significant liabilities or costs associated with litigation or other legal proceedings; the possibility that our ability to use our net operating loss carryforwards in the United States may be limited; the restrictions imposed upon our business as a result of the restrictive covenants contained in our credit agreements; the Company’s inability to comply with its covenants in its credit facility; the possibility that we may fail to generate sufficient cash flow to service our debt obligations; the negative effects that global capital and credit market issues may have on our liquidity; the costs of borrowing on our operations as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 6, 2019 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and adjusted net income, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Adjusted EBITDA is calculated as net (loss) income before depreciation and amortization; interest expense, net; income tax benefit; change in fair value of warrant liability; non-cash, stock-based compensation expense; special items; and impairment charges and other. Adjusted net income is defined as net (loss) income less income tax benefit; change in fair value of warrant liability; non-cash, stock-based compensation expense; special items; impairment charges and other; and debt refinancing costs. The Company believes these non-U.S. GAAP financial measures provide useful information to management, investors and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. These non-U.S. GAAP financial measures are also presented to the Company’s Board of Directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018

Net sales	$70,047	$73,659
Operating costs and expenses:
Cost of sales	51,522	53,421
Selling, general and administrative expenses	10,330	9,200
Special items	261	77
Depreciation and amortization	6,550	6,057
Impairment charges and other	75	133
Total operating costs and expenses	68,738	68,888
Income from operations	1,309	4,771
Interest expense, net	2,581	5,286
Loss before income taxes	(1,272)	(515)
Income tax benefit	–	(1,725)
Net (loss) income	$(1,272)	$1,210

(Loss) earnings per common share:
Basic	$(0.03)	$0.04
Diluted	$(0.03)	$0.04

Weighted average shares used in computing (loss) earnings per share:
Basic	40,296	33,164
Diluted	40,296	34,424

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2019	2018
Segment net sales
Refill	$38,326	$41,475
Exchange	19,352	18,258
Dispensers	12,369	13,926
Total net sales	$70,047	$73,659

Segment income from operations
Refill	10,084	11,584
Exchange	5,468	5,263
Dispensers	584	1,144
Corporate	(7,941)	(6,953)
Special items	(261)	(77)
Depreciation and amortization	(6,550)	(6,057)
Impairment charges and other	(75)	(133)
	$1,309	$4,771

Segment gross margin:
Refill	30.1%	31.6%
Exchange	30.8%	31.3%
Dispensers	8.4%	10.2%
Total gross margin	26.4%	27.5%

Other:
Exchange U.S. same-store unit growth	13.6%	9.5%

Refill five-gallon equivalent units	20,400	24,000
Exchange five-gallon equivalent units	4,100	3,700

Sell-thru of Dispenser units	185	185

Primo Water Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par value data)

	March 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,223	$7,301
Accounts receivable, net	21,265	19,179
Inventories	13,650	9,965
Prepaid expenses and other current assets	8,152	7,004
Total current assets	47,290	43,449

Bottles, net	4,932	4,618
Property and equipment, net	99,558	95,627
Operating lease right-of-use assets	3,797	–
Intangible assets, net	77,428	78,671
Goodwill	91,917	91,814
Other assets	667	661
Assets held-for-sale at fair value	5,288	5,288
Total assets	$330,877	$320,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28,558	$25,191
Accrued expenses and other current liabilities	8,400	8,274
Current portion of long-term debt and finance leases	10,979	11,159
Total current liabilities	47,937	44,624

Long-term debt and finance leases, net of current portion and debt issuance costs	188,112	178,966
Operating leases, net of current portion	2,325	–
Other long-term liabilities	579	607
Liabilities held-for-sale at fair value	1,438	1,438
Total liabilities	240,391	225,635

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 39,029 and 38,567 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	39	39
Additional paid-in capital	422,052	424,635
Accumulated deficit	(330,198)	(328,599)
Accumulated other comprehensive loss	(1,407)	(1,582)
Total stockholders’ equity	90,486	94,493
Total liabilities and stockholders’ equity	$330,877	$320,128

Primo Water Corporation
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(1,272)	$1,210
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,550	6,057
Impairment charges and other	75	133
Stock-based compensation expense	1,475	1,292
Non-cash interest expense (income)	96	(20)
Bad debt expense	27	–
Deferred income tax benefit	–	(1,725)
Realized foreign currency exchange loss and other, net	(43)	470
Changes in operating assets and liabilities:
Accounts receivable	(2,066)	(4,861)
Inventories	(3,686)	356
Prepaid expenses and other current assets	(1,142)	(1,793)
Accounts payable	691	4,259
Accrued expenses and other current liabilities	(1,645)	(912)
Net cash (used in) provided by operating activities	(940)	4,466

Cash flows from investing activities:
Purchases of property and equipment	(6,937)	(3,490)
Purchases of bottles, net of disposals	(747)	(275)
Proceeds from the sale of property and equipment	–	58
Additions to intangible assets	(8)	(8)
Net cash used in investing activities	(7,692)	(3,715)

Cash flows from financing activities:
Borrowings under Revolving Credit Facilities	19,200	12,000
Payments under Revolving Credit Facilities	(8,600)	(6,500)
Payments under Term loans	(2,375)	(465)
Finance lease payments	(451)	(418)
Proceeds from warrant exercises, net	68	–
Stock option and employee stock purchase activity	39	24
Bank overdraft	1,651	2,695
Payments for taxes related to net share settlement of equity awards	(3,957)	(8,327)
Debt issuance costs and other	(33)	–
Net cash provided by (used in) financing activities	5,542	(991)

Effect of exchange rate changes on cash and cash equivalents	12	(16)
Net decrease in cash and cash equivalents	(3,078)	(256)
Cash and cash equivalents, beginning of year	7,301	5,586
Cash and cash equivalents, end of period	$4,223	$5,330

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2019	2018
Net (loss) income	$(1,272)	$1,210
Depreciation and amortization	6,550	6,057
Interest expense, net	2,581	5,286
Income tax benefit	–	(1,725)
EBITDA	7,859	10,828
Non-cash, stock-based compensation expense	1,475	1,292
Special items (1)	261	77
Impairment charges and other	173	184
Adjusted EBITDA	$9,768	$12,381

Primo Water Corporation
Non-GAAP Adjusted Net Income
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018

Net (loss) income	$(1,272)	$1,210
Income tax benefit	–	(1,725)
Loss before income taxes	(1,272)	(515)
Non-cash, stock-based compensation expense	1,475	1,292
Special items (1)	261	77
Impairment charges and other	75	133
Adjusted net income	$539	$987

Adjusted earnings per share:
Basic	$0.01	$0.03
Diluted	$0.01	$0.03

Weighted average shares used in computing earnings per share:
Basic	40,296	33,164
Diluted	40,296	34,424

(1) Within “Special items” are certain expense items resulting from acquisitions and other charges which we do not believe to be indicative of our core operations, or we believe are significant to our current operating results warranting separate classification. These charges generally include (i) expenses related to our acquisition of Glacier Water Services, Inc. in December 2016; (ii) non-recurring expenses associated with our strategic alliance agreement with DS Services of America, Inc. and related business transformation; (iii) legal settlements of a non-recurring nature and (iv) other non-recurring income and expenses associated with restructuring and other costs.